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Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) ☐

CITIBANK, N.A.
(Exact name of trustee as specified in its charter)

13-5266470 (I.R.S. employer identification no.)
399 Park Avenue, New York, New York (Address of principal executive office)	10043 (Zip Code)

Lehman Brothers Holdings Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3216325 (I.R.S. employer identification no.)
745 Seventh Avenue, New York, New York (Address of principal executive offices)	10019 (Zip Code)

Debt Securities
(Title of the indenture securities)

Item 1.    General Information.

        Furnish the following information as to the trustee:

  (a)
  Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency	Washington, D.C.
Federal Reserve Bank of New York 33 Liberty Street New York, NY	New York, NY
Federal Deposit Insurance Corporation	Washington, D.C.
  (b)
  Whether it is authorized to exercise corporate trust powers.

    Yes.

Item 2.    Affiliations with Obligor.

        If the obligor is an affiliate of the trustee, describe each such affiliation.

          None.

Item 16.    List of Exhibits.

        List below all exhibits filed as a part of this Statement of Eligibility.

  Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

  Exhibit 1—Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

  Exhibit 2—Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

  Exhibit 3—Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

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  Exhibit 25.1